UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 29, 2018

TRANSOCEAN LTD.

(Exact name of registrant as specified in its charter)

Switzerland	001‑38373	98‑0599916
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

Turmstrasse 30
Steinhausen, Switzerland	CH‑6312
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: +41 (41)  749‑0500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)

☐ Pre-commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

☐ Pre-commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b‑2 of the Securities Exchange Act of 1934 (§240.12b‑2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.  Submission of Matters to a Vote of Security Holders.

Transocean Ltd. (“Transocean”) held its Extraordinary General Meeting of shareholders (“EGM”) on November 29, 2018, in Steinhausen, Switzerland. Transocean certified that the total number of shares voted at the EGM constituted a quorum, and the shareholders took action on the matters set forth below. These agenda items and proposals are described in more detail in the joint proxy statement/prospectus, dated October 16, 2018, filed by Transocean with the Securities and Exchange Commission on October 16, 2018.

1.	Amendment of Transocean’s Articles of Association to create additional authorized share capital for the issuance of up to 147,700,195 Transocean shares to pay the Share Consideration in the Merger.

For	Against	Abstain	Broker Non-Votes
278,430,671	4,575,136	1,181,407	89,475,049

This Item was approved.

2.	Issuance of Transocean shares to pay the Share Consideration in the Merger, as required by the rules of the New York Stock Exchange.

For	Against	Abstain	Broker Non-Votes
278,564,005	4,450,971	1,172,238	89,475,049

This Item was approved.

3.	Deletion of special purpose authorized share capital in Article 5bis of Transocean’s Articles of Association.

For	Against	Abstain
360,760,494	10,079,226	2,822,543

This Item was approved.

Item 8.01  Other Events.

A copy of the press release announcing the results of Transocean’s EGM is being furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

99.1	Press release issued by Transocean Ltd., dated November 29, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSOCEAN LTD.

Date: November 29, 2018	By:	/s/ Daniel Ro-Trock
Name: Daniel Ro-Trock
Title: Authorized Person